Exhibit 4.2

Upon recording, return to:

Ms. Shawne M. Keenan

Sutherland Asbill & Brennan LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES, COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S.  BANK NATIONAL ASSOCIATION,

TRUSTEE

SEVENTY-SECOND SUPPLEMENTAL
INDENTURE

Relating to the

Oglethorpe Power Corporation First Mortgage Bonds,
Series 2016 A

Dated as of April 1, 2016

FIRST MORTGAGE OBLIGATIONS

NOTE TO THE CLERK OF THE SUPERIOR COURT AND TAX COMMISSIONER: BECAUSE THIS INSTRUMENT SECURES BONDS AND NOT A LONG TERM NOTE, THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO THE RULES AND REGULATIONS OF THE STATE OF GEORGIA §560- ll-8-.14(d).

THIS SEVENTY-SECOND SUPPLEMENTAL INDENTURE, dated as of April 1, 2016, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture, as provided in Section 1.1 hereof), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture;

WHEREAS, the Company has heretofore executed and delivered to the Trustee seventy-one Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”), and the Original Indenture and the seventy-one Supplemental Indentures have been recorded as set forth on Schedule 1 attached hereto;

WHEREAS, the Board of Directors of the Company has authorized a new series of Additional Obligations to be designated the First Mortgage Bonds, Series 2016 A, due April 1, 2046 in the principal amount of Two Hundred and Fifty Million Dollars ($250,000,000) (the “Series 2016 A Bonds”);

WHEREAS, the Company has registered the Series 2016 A Bonds under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “SEC”);

WHEREAS, the Company has complied or will comply with all provisions required to issue Additional Obligations provided for in the Indenture;

WHEREAS, the Company desires to execute and deliver this Seventy-Second Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of providing for the creation and designation of the Series 2016 A Bonds as Additional Obligations and specifying the form and provisions thereof;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including (i) to create a series of Additional Obligations under the Indenture and to make provisions for such series of Additional Obligations and (ii) to convey and confirm unto the Trustee any property subject or required to be subject to the lien of the Indenture; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Series 2016 A Bonds, to make the Series 2016 A Bonds to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the Series 2016 A Bonds, in accordance with its terms, have been done and taken; and the execution and delivery of this Seventy-Second Supplemental Indenture have been in all respects duly authorized by the Company.

NOW, THEREFORE, THIS SEVENTY-SECOND SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the Series 2016 A Bonds, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Series 2016 A Bonds are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property described on Exhibit A attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Original Indenture subject in all cases to Sections 5.2 and 11.2 B of the Original Indenture and to the rights of the Company under the Original Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Original Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture), upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture, subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust herein created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Original Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS SEVENTY-SECOND SUPPLEMENTAL INDENTURE, is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

AND IT IS HEREBY COVENANTED AND DECLARED that the Series 2016 A Bonds are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Definitions.

All words and phrases defined in Article I of the Original Indenture and used in this Seventy-Second Supplemental Indenture shall have the same meanings ascribed to them in the Original Indenture, as such terms may have been or may be amended or modified from time to time pursuant to the Indenture, except in cases where the context clearly indicates otherwise.  In addition, the following terms have the following meanings in this Seventy-Second Supplemental Indenture unless the context clearly indicates otherwise:

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York or Georgia are generally authorized or obligated by law or executive order to close.

“Closing Date” means April 21, 2016.

“Interest Payment Date” means April 1 and October 1 of each year, commencing on October 1, 2016.  If the Interest Payment Date does not fall on a Business Day, such payment may be made on the next succeeding Business Day.

“Record Date” means the 15th day (whether or not a Business Day) of the calendar month immediately preceding such Interest Payment Date.

“Securities Depository” means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Company which agrees to follow the procedures required to be followed by such securities depository in connection with the Series 2016 A Bonds.

ARTICLE II

THE SERIES 2016 A BONDS AND
CERTAIN PROVISIONS RELATING THERETO

Section 2.1                                    Terms of the Series 2016 A Bonds.

There shall be created and established a series of Additional Obligations known as and entitled the “First Mortgage Bonds, Series 2016 A” (which series is referred to herein as the Series 2016 A Bonds).

The aggregate principal amount of the Series 2016 A Bonds which may be authenticated, delivered and Outstanding at any one time is limited to Two Hundred and Fifty Million Dollars ($250,000,000).  The Series 2016 A Bonds shall consist of bonds in an aggregate principal amount of $250,000,000, due April 1, 2046.

The Series 2016 A Bonds shall bear interest from their date of issuance, payable semiannually in arrears on each Interest Payment Date.  The Series 2016 A Bonds shall bear interest at the annual rate of 4.25%.

The principal and the Redemption Price of, and interest on, the Series 2016 A Bonds shall be paid to the Person in whose name that Obligation (or one or more Predecessor Obligations) is registered at the close of business on the Record Date applicable to such Interest Payment Date or Redemption Date.  Interest on the Series 2016 A Bonds shall be computed on the basis of a 360-day year of twelve 30-day months.  The Series 2016 A Bonds shall be dated the date of their authentication.

The Series 2016 A Bonds shall be issued as fully registered global bonds without coupons and in denominations of $1,000 or any integral multiple thereof.  The Series 2016 A Bonds shall be registered in the name of Cede & Co., as nominee of the Securities Depository, pursuant to the Securities Depository’s Book-Entry System.  When the Series 2016 A Bonds are held in the Book-Entry System, purchases of beneficial interests in the Series 2016 A Bonds shall be made in book-entry form, without certificates.  If at any time the Book-Entry System is discontinued for the Series 2016 A Bonds, the Series 2016 A Bonds shall be exchangeable for other fully registered certificated Series 2016 A Bonds of like tenor and of an equal aggregate principal amount, in authorized denominations.  The Trustee may impose a charge sufficient to reimburse the Company or the Trustee for any tax, fee or other governmental charge required to be paid with respect to such exchange or any transfer of a Series 2016 A Bond.  The cost, if any, of preparing each new Series 2016 A Bond issued upon such exchange or transfer, and any other expenses of the Company or the Trustee incurred in connection therewith, shall be paid by the person requesting such exchange or transfer.

Interest on the Series 2016 A Bonds shall be payable by check mailed to the registered owners thereof.  However, interest on the Series 2016 A Bonds shall be paid to any owner of $1,000,000 or more in aggregate principal amount of the Series 2016 A Bonds by wire transfer to a wire transfer address within the continental United States upon the written request of such owner received by the Paying Agent not less than five days prior to the Record Date.  As long as the Series 2016 A Bonds are registered in the name of Cede & Co., as nominee of the Securities Depository, such payments shall be made directly to the Securities Depository.  The Trustee is hereby designated and agrees to act as the initial Paying Agent for the Series 2016 A Bonds.

Section 2.2                                    Optional Redemption.

(a)                                 The Company may redeem the Series 2016 A Bonds, in whole or in part, on any date or from time to time prior to their maturity, at its option.

(i)                                     If the Redemption Date is before October 1, 2045, the Redemption Price for the Series 2016 A Bonds will be equal to the greater of:

(1)                                 100% of the principal amount of the Series 2016 A Bonds being redeemed; and

(2)                                 the sum of the present values of the remaining principal and interest payments on the Series 2016 A Bonds being redeemed that would be due if such Series 2016 A Bonds matured on October 1, 2045 (excluding interest accrued and unpaid through the Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (x) the yield to maturity, determined on the third Business Day prior to the Redemption Date, of a U.S.  Treasury security having a life equal to the remaining average life (assuming, for this purpose, that the Series 2016 A Bonds matured on October 1, 2045) of the maturity of Series 2016 A Bonds being redeemed and trading in the secondary market at the price closest to par, and (y) 30 basis points, plus in each case accrued and unpaid interest thereon to but excluding the Redemption Date.

(ii)                                  If the Redemption Date is on or after October 1, 2045, the Redemption Price for the Series 2016 A Bonds will be 100% of the principal amount of the Series 2016 A Bonds being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date.

(b)                                 If there is no U.S. Treasury security having a life equal to the remaining average life (assuming, for this purpose, that the Series 2016 A Bonds matured on October 1, 2045) of the Series 2016 A Bonds being redeemed, the discount rate will be calculated using a yield to maturity determined on a straight-line basis (rounding to the nearest calendar month, if necessary) from the average yield to maturity, determined on the third Business Day prior to the Redemption Date, of two U.S.  Treasury securities having lives most closely corresponding to the remaining average life (assuming, for this purpose, that the Series 2016 A Bonds matured on October 1, 2045) of the Series 2016 A Bonds being redeemed and trading in the secondary market at the price closest to par.

(c)                                  Notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 30 and not more than 60 days prior to the Redemption Date to the registered address of each Holder of Series 2016 A Bonds being redeemed, except as otherwise required by the procedures of the Securities Depository.  Notice of redemption of the Series 2016 A Bonds shall be given by the Company or at the Company’s request, by the Trustee in the name and at the expense of the Company.

(d)                                 If less than all of the Outstanding Series 2016 A Bonds are to be redeemed, the Series 2016 A Bonds to be redeemed will be selected by the Trustee in any method it deems fair and appropriate, and the portion of the Series 2016 A Bonds not so redeemed will be in integral multiples of $1,000.

(e)                                  If, at the time the notice of optional redemption of the Series 2016 A Bonds is given, the Company has not deposited sufficient funds with the Trustee to pay the full Redemption Price of the Series 2016 A Bonds to be redeemed, the notice of optional redemption will so state and will further state that the Series 2016 A Bonds will remain Outstanding as though no redemption notice had been given unless the Company provides, or causes to be provided, to the Trustee, by 2:00 p.m.  New York City Time on the Redemption Date, funds sufficient to pay the full Redemption Price of the Series 2016 A Bonds to be redeemed.  The failure of the Company to deposit sufficient funds with the Trustee to effect the redemption will not constitute a payment or other default by the Company under the Indenture and the Company will not be liable to any Holder of those Series 2016 A Bonds as a result of the failed redemption.  If the Company has deposited funds with the Trustee sufficient to pay the full Redemption Price of the Series 2016 A Bonds to be redeemed at the time the notice of optional redemption is given, then the Company is obligated to redeem the Series 2016 A Bonds as provided in that notice.

Section 2.3                                    Form of the Series 2016 A Bonds.  The Series 2016 A Bonds and the Trustee’s certificate of authentication for the Series 2016 A Bonds shall be substantially in the form set forth in Exhibit B attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.1                                    Supplemental Indenture.  This Seventy-Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and modified and as hereby supplemented and modified, is hereby confirmed.  Except to the extent inconsistent with the express terms of this Seventy-Second Supplemental Indenture or the Series 2016 A Bonds, all of the provisions, terms, covenants and conditions of the Indenture generally applicable to the payment or redemption of all Obligations shall be applicable to the Series 2016 A Bonds to the same extent as if specifically set forth herein.  All references herein to Sections, Articles, definitions or other provisions of the Original Indenture shall be to such Sections, Articles, definitions or other provisions as they may be amended or modified from time to time pursuant to the Indenture.

Section 3.2                                    Recitals.  All recitals in this Seventy-Second Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 3.3                                    Successors and Assigns.  Whenever in this Seventy-Second Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Seventy-Second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 3.4                                    No Rights, Remedies, Etc.  Nothing in this Seventy-Second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Seventy-Second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Seventy-Second

Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto and of the Holders of Outstanding Secured Obligations.

Section 3.5                                    Counterparts.  This Seventy-Second Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 3.6                                    Security Agreement; Mailing Address.  To the extent permitted by applicable law, this Seventy-Second Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.

The mailing address of the Company, as debtor, is:

Oglethorpe Power Corporation

(An Electric Membership Corporation)

2100 East Exchange Place

Tucker, Georgia 30084-5336

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Attention: Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia 30309

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IN WITNESS WHEREOF, the parties hereto have caused this Seventy-Second Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:	OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

By:
Elizabeth B. Higgins
Executive Vice President and
Chief Financial Officer

Signed, sealed and delivered by the	Attest:
Company in the presence of:		Patricia N. Nash Secretary

[CORPORATE SEAL]

Witness

Notary Public

(Notarial Seal)

My commission expires:

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[Signatures Continued from Previous Page]

Trustee:	U.S. BANK NATIONAL ASSOCIATION, a national banking association

By:
Authorized Agent

Signed and delivered by the Trustee in the presence of:

Witness

Notary Public

(Notarial Seal)

My commission expires:

Exhibit A

All property of the Company (other than Excepted Property and Excludable Property) in the Counties of Appling, Burke, Carroll, Coweta, DeKalb, Floyd, Hart, Heard, Monroe, Murray, Talbot, Toombs, Walton, Warren, Washington and Whitfield, State of Georgia, whether now owned or hereafter acquired, and including the following described property:

1.                                      1260 Gratis Road — Walton County

All that tract or parcel of land lying and being in Land Lot 111, 3rd District, Town GMD 419, Walton County, Georgia, containing 5.31 Acres, as shown on a plat of survey prepared by Kenneth C. Sims, Registered Professional Land Surveyor No. 1783, dated May 11, 1983, revised February 28, 1984, and recorded in Plat Book 32, Page 108, Clerk’s Office, Walton Superior Court.  Reference is hereby made to said plat of survey, and the same is incorporated herein for a more complete description of the property conveyed.

According to such plat of survey, the tract herein is more particularly described as follows: Beginning at an iron pin located on the westerly right of way of Monroe-Gratis Road (shown as being 80 feet in width) situated 1936 feet northerly along such right of way from its intersection with the centerline of Pipe Line Road; running thence North 88 degrees 5 minutes West 1697.0 feet to an iron pin; running thence North 58 degrees 00 minutes East 20.0 feet to an iron pin; running thence North 83 degrees 24 minutes East 1698.5 feet to an iron pin located on the westerly right of way of Monroe-Gratis Road; running thence along such right of way South 01 degrees 55 minutes West 2624.4 feet to the point of beginning.

This is the same property conveyed to Henry Arnold by Warranty Deed from T. Ed Lindsey and Murphy M. Wright, Jr., dated January 31, 1977, recorded in Deed Book 133, Page 628, Clerk’s Office, Walton County Superior Court; also see deed from Henry Arnold to Charlotte Arnold dated March 1, 1984, recorded in Deed Book 193, Page 514, said Clerk’s Office.

2.                                      440 Midway Road — Coweta County

All that tract or parcel of land lying and being Land Lot 205 of the 3rd Land District, Coweta County, Georgia, consisting of 1.60 acres and identified as Lot 1, Midway Farms as shown by plat of survey for Midway Farms made by Randy McLain, R.L.S., as recorded in Plat Book 87, Page 23, in the Office of the Clerk of Coweta County, Georgia, to which plat reference is hereby made for a more particular and accurate description of the property conveyed herein.

3.                                      2022 Joe Stephens Road — Heard County

All that tract or parcel of land lying and being in Land Lot 205 of the 3rd District of Heard County, Georgia, and being more particularly described as follows:

Begin at a point on the North right-of-way line of Midway paved public road, said point being where the North right-of-way line of said Midway Road intersects the East side of a dirt public road; thence running East along the North right-of-way of said Midway Road 279 feet to a point; thence running North 100 feet to a point; thence running in a Southwesterly direction 243 feet to the point of beginning.

Said tract or parcel of land is in a triangular shape and has located hereon a four room frame house.  This being the same property deeded from Charles W. and Joyce C. Worley to Roger S. Pendergrass recorded 20 October, 1988 at Deed Book 119, Page 7, Heard County Records.

The street address of property is 2022 Joe Stephens Road, Franklin, Georgia 30217.

4.                                      479 Midway Road — Coweta County

All that tract or parcel of land lying and being in Land Lot 205 of the 3rd Land District of Coweta County, Georgia and being more particularly described as follows: Begin at a point on the north side of the public road leading past the Old Carnes Homeplace, which road runs east and west across the north part of Land Lot 205 and which point is 528 feet west of where the north side of said road intersects the east line of Land Lot 205 and is where property joins property now or formerly owned by M.C. Geter and from said point run North along the east line of Geter 150 feet; thence easterly parallel with the north side of said road 100 feet; thence southerly 150 feet to the north side of said road 100 to beginning point; This being a lot out of property shown as Hardegree Property own plat of property of International Paper Company recorded in Plat Book 6, Page 119, Coweta County, Georgia records.  Parcel ID No. 004 3205 002.

5.                                      Heard and Coweta Counties

TRACT 1

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 205 OF THE 3RD LAND DISTRICT, HEARD COUNTY, GEORGIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT A 1/2” REBAR FOUND MARKING THE INTERSECTION OF THE SOUTHERLY RIGHT-OF-WAY LINE OF JOE STEPHENS ROAD (80’ R/W), AND THE WESTERLY LINE OF LAND LOT 205, SAID REBAR HAVING GEORGIA STATE PLANE, WEST ZONE COORDINATES OF N1224249.03, E2043321.54, AND BEING THE POINT OF REFERENCE AND THE POINT OF BEGINNING; THENCE ALONG SAID SOUTHERLY RIGHT-OF-WAY LINE OF JOE STEPHENS ROAD (80’ R/W), ALONG THE ARC OF A CURVE TO THE RIGHT, SAID CURVE HAVING A CHORD BEARING OF S82°09’30”E, RADIUS OF 2,398.58’, CHORD DISTANCE OF 160.57’ AND ARC LENGTH OF 160.60’ TO A 1/2” REBAR WITH CAP SET; THENCE CONTINUING ALONG SAID RIGHT OF WAY, S79°54’26”E 881.90’ TO A 1/2” REBAR WITH CAP SET ON THE WESTERLY RIGHT OF WAY OF JOE STEPHENS ROAD (60’ R/W); THENCE CONTINUING ALONG SAID WESTERLY RIGHT-OF-WAY LINE, S07°27’16”W 991.09’ TO A 1/2” REBAR FOUND; THENCE DEPARTING SAID WESTERLY RIGHT-OF-WAY LINE, N88°37’48”W 931.20’ TO A T-POST FOUND ON THE WESTERLY LINE OF LAND LOT 205; THENCE ALONG SAID WESTERLY LAND LOT LINE, N01°37’20”E 1137.36’ TO THE POINT OF BEGINNING.

SAID TRACT CONTAINS 1,048,598 SQUARE FEET OR 24.07 ACRES OF LAND, MORE OR LESS.

TRACT 2

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 205 OF THE 3RD LAND DISTRICT, COWETA COUNTY, GEORGIA, IN LAND LOT 205 OF THE 4TH LAND DISTRICT, COWETA COUNTY, GEORGIA AND IN LAND LOT 148 OF THE 4TH LAND DISTRICT, HEARD COUNTY, GEORGIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT A 1/2” REBAR FOUND MARKING THE INTERSECTION OF THE SOUTHERLY RIGHT-OF-WAY LINE OF JOE STEPHENS ROAD (80’ R/W), AND THE WESTERLY LINE OF LAND LOT 205, SAID REBAR HAVING GEORGIA STATE PLANE, WEST ZONE COORDINATES OF N1224249.03, E2043321.54, AND BEING THE POINT OF REFERENC; THENCE ALONG A TIE-LINE, N01°37’20”E 62.04’ TO A 1/2” REBAR WITH CAP SET ON THE NORTHERLY RIGHT-OF-WAY LINE OF JOE STEPHENS ROAD (80’ R/W), SAID REBAR BEING THE POINT OF BEGINNING; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY LINE, N00°24’03”E 909.41’ TO A 1/2” REBAR FOUND; THENCE S87°56’19”E 305.24’ TO A 1/2” REBAR FOUND; THENCE S87°56’19”E 90.98’ TO A 1/2” REBAR FOUND; THENCE S87°56’19”E 10.54’ TO A POINT AT THE CENTERLINE OF AN UNNAMED CREEK; THENCE ALONG THE CENTERLINE OF SAID CREEK THE FOLLOWING COURSES AND DISTANCES, S70°02’26”E 28.11’, S32°52’25”E 42.46’, S50°49’56”E 28.36’, S73°41’38”E 22.83’, S04°15’51”W 20.80’, S43°47’07”E 26.22’, S11°56’18”E 14.92’, S76°38’56”E 15.33’, S26°43’24”E 32.37’, S31°00’22”E 16.50’, S16°12’33”E 10.25’, S65°10’29”E 6.42’, S88°30’11”E 28.60’, N75°25’31”E 32.87’, S73°27’58”E 12.57’, S42°07’28” 33.75’, S53°49’38”E 40.30’, S66°18’05”E 27.85’, S56°52’34”E 6.63’, N79°40’35”E 21.33’, S20°15’41”E 11.42’, S38°27’08”W 10.64’, S53°39’17”E 43.17’, S74°22’56”E 18.56’, S54°40’10”E 14.88’, S86°43’41”E 17.21’, S45°59’46”E 24.76’, S66°59’09”E 25.25, S17°55’43”E 18.99’, S53°06’52”E 14.09’, S37°13’03”E 26.38’, S80°38’08”E 11.49’, S62°09’04”E 27.04’, N51°10’44”E 21.57, S34°26’46”E 26.14’, S17°14’09”E 16.84’, S09°35’14”W 15.11’, S47°18’26”E 22.86’, S25°17’42”E 25.63’, S60°24’24”E 20.32’, S52°07’43”E 34.96’, S57°32’48”E 47.93’, S42°15’19”E 14.42’, N75°53’37”E 29.09’, S56°58’18”E 40.78’, S60°20’09”E 31.34’, S60°18’23”E 35.00’, S71°54’11”E 32.91’, N71°53’05”E 27.09’, S70°34’17”E 18.97’, S73°11’20”E 33.51’, N76°23’52”E 14.57’, S56°18’14”E 35.16’, S44°03’19”E 17.14’, N84°04’21”E 20.87’, N85°08’18”E 23.82’, N66°28’45”E 20.93’, S58°28’20”E 33.20’, N59°49’14”E 14.16’ TO A POINT; THENCE DEPARTING SAID CENTERLINE OF UNNAMED CREEK, S00°38’24”W 81.01’ TO A 6” PAINTED ROCK FOUND; THENCE S89°40’32”E 1,432.53’ TO A 5/8” REBAR WITH GEORGIA KRAFT CAP FOUND; THENCE S00°58’43”W 200.90’ TO A 5/8” REBAR WITH GEORGIA KRAFT CAP FOUND; THENCE S85°41’00”E 117.32’ TO A 5/8” REBAR WITH GEORGIA KRAFT CAP FOUND ON THE LAND DISTRICT LINE DIVIDING THE 3RD AND 4TH LAND DISTRICTS AND BEING AT THE NORTHEAST CORNER OF LAND LOT 205; THENCE ALONG THE WESTERN LINE OF SAID LAND LOT 205, S01°52’55”W 225.44’ TO A 1/2” OPEN TOP PIPE FOUND; THENCE S88°17’36”W 297.90’ TO A 1/2” REBAR FOUND; THENCE S88°17’36”W 229.67’ TO A 1/2” REBAR FOUND; THENCE S88°17’36”W 125.03’ TO A 1” AXLE FOUND; THENCE S88°17’36”W 7.22’ TO A 1/2”

REBAR WITH CAP SET; THENCE S02°00’44”W 318.61’ TO A 1/2” REBAR WITH CAP SET ON THE NORTHERLY RIGHT-OF-WAY OF MIDWAY ROAD (80’ R/W); THENCE ALONG SAID NORTHERLY RIGHT-OF-WAY ALONG THE ARC OF A CURVE TO THE RIGHT, SAID CURVE HAVING A CHORD BEARING OF N63°09’20”W, RADIUS OF 586.95’, CHORD DISTANCE OF 388.65’ AND ARC LENGTH OF 396.12’ TO A 1” OPEN TOP PIPE FOUND; THENCE DEPARTING SAID NORTHERLY RIGHT-OF-WAY, N00°26’33”E 382.05’ TO A 1/2” REBAR FOUND ON THE LAND DISTRICT LINE DIVIDING THE 3RD AND 4TH LAND DISTRICTS; THENCE ALONG SAID LAND DISTRICT LINE, N89°30’56”W 299.59’ TO A 1” OPEN TOP PIPE FOUND; THENCE N89°30’56”W 1,038.92’ TO A 1/2” REBAR FOUND; THENCE N89°30’56”W 525.93’ TO A 1/2” OPEN TOP PIPE FOUND ON THE NORTHERLY RIGHT-OF-WAY OF JOE STEPHENS ROAD (80’ R/W); THENCE ALONG SAID NORTHERLY RIGHT-OF-WAY ALONG THE ARC OF A CURVE TO THE LEFT, SAID CURVE HAVING A CHORD BEARING OF N82°32’57”W, RADIUS OF 2,477.96’, CHORD DISTANCE OF 144.78’ AND ARC LENGTH OF 144.80’ TO THE POINT OF BEGINNING.

SAID TRACT CONTAINS 1,594,608 SQUARE FEET OR 36.61 ACRES, MORE OR LESS.

Exhibit B

FORM OF SERIES 2016 A BOND
AND

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-1	$250,000,000

OGLETHORPE POWER CORPORATION, FIRST MORTGAGE BOND,

SERIES 2016A, DUE 2046

REGISTERED OWNER: CEDE & CO.

PRINCIPAL AMOUNT: TWO HUNDRED AND FIFTY MILLION DOLLARS

ISSUANCE DATE: April 21, 2016

CUSIP NO.: 677050AL0

Oglethorpe Power Corporation (An Electric Membership Corporation), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation existing under the laws of the State of Georgia (together with any successors and assigns, the “Company”), for value received hereby promises to pay to the registered owner named above or registered assigns, on April 1, 2046 upon the presentation and surrender of this First Mortgage Bond, 4.25% Series 2016 A due April 1, 2046 (this “Series 2016 A Bond”), the principal amount (upon original issuance) of $250,000,000, issued under the Indenture, dated as of March 1, 1997 (the “Original Indenture”), as heretofore supplemented and as supplemented by the Seventy-Second Supplemental Indenture (the “Seventy-Second Supplemental Indenture”), between the Company, as grantor, and U.S.  Bank National Association, as successor to SunTrust Bank, formerly known as SunTrust Bank, Atlanta, as trustee (the “Trustee”) (the Original Indenture, as supplemented, the “Indenture”).

The Company shall pay the principal sum set forth above and pay interest on said principal sum from the date hereof until payment of said principal sum has been made or duly provided for, semi-annually at the interest rate of 4.25%.

The principal of, and interest on, this Series 2016 A Bond are payable at the principal corporate trust office of the Paying Agent, or of its successor as Paying Agent, or, at the option of the owner of this Series 2016 A Bond, at the principal office of any Paying Agent appointed in accordance with the Indenture; provided, however, that, subject to the next succeeding paragraph, interest may be payable, at the option of the Paying Agent, by check or draft drawn upon the Paying Agent and mailed to the registered address of the registered owner of this Series 2016 A Bond as of the close of business on the applicable Record Date (as defined in the Seventy-Second Supplemental Indenture), or, at the written request of the registered owner of Series 2016 A Bonds in an aggregate principal amount greater than or equal to $1,000,000 delivered to the Paying Agent at least five days prior to the Record Date next preceding such payment date, by wire transfer to a wire transfer address in the continental United States as set forth in such request.  Payment of the principal of and interest on this Series 2016 A Bond shall be in any coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

Notwithstanding any other provision of this Series 2016 A Bond to the contrary, so long as this Series 2016 A Bond shall be registered on books of the Company kept by the Obligation Registrar (as defined in the Original Indenture) in the name of The Depository Trust Company, a New York Corporation (“DTC”), or its nominee, the provisions of the Indenture governing the

Book-Entry System (as defined in the Original Indenture) shall govern the manner of payment of the principal of, and interest on, this Series 2016 A Bond.

This Series 2016 A Bond is equally and ratably secured, to the extent provided in the Indenture, by the Trust Estate, except and excluding the Excepted Property and the Excludable Property.

Reference is hereby made to the Indenture, a copy of which is on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Company, the Trustee and the owner of this Series 2016 A Bond, the terms upon which this Series 2016 A Bond is issued and secured, and the modification or amendment of the Indenture, to all of which the registered owner of this Series 2016 A Bond assents by the acceptance of this Series 2016 A Bond.

This Series 2016 A Bond is transferable, as provided in the Indenture, only upon the registration books of the Company maintained by the Obligation Registrar, which shall be the Trustee, kept at its principal office, upon presentation at said office of this Series 2016 A Bond with the written request of the registered owner hereof or his attorney duly authorized in writing, and a written instrument of transfer satisfactory to the Obligation Registrar duly executed by the registered owner or his duly authorized attorney.  The Obligation Registrar shall not be obliged to (i) make any exchange or transfer of this Series 2016 A Bond during the period beginning at the opening of business fifteen days next preceding the date of the mailing of the notice of redemption of this Series 2016 A Bond or (ii) register the transfer of or exchange of any Series 2016 A Bond so selected for redemption in whole or in part, except the unredeemed portion of a Series 2016 A Bond being redeemed in part.

This Series 2016 A Bond is issuable in the form of a fully registered global bond without coupons in the denomination of $1,000 each or any integral multiple thereof.  Upon payment of any required tax or other governmental charge and, subject to such conditions, this Series 2016 A Bond, upon the surrender thereof at the principal office of the Obligation Registrar, with a written instrument of transfer satisfactory to the Obligation Registrar, duly executed by the registered owner or his duly authorized attorney, may, at the option of the registered owner thereof, be exchanged for an equal aggregate principal amount of Series 2016 A Bonds of the same interest rate and in any other authorized denominations.

This Series 2016 A Bond shall bear interest from, and including, the date hereof to, but excluding, April 1, 2046.  Interest shall be payable in arrears on April 1 and October 1 of each year prior to the maturity date of this Series 2016 A Bond, commencing on October 1, 2016.  Interest on this Series 2016 A Bond shall be computed on the basis of a 360-day year of twelve 30-day months.

Optional Redemption: The Company may redeem this Series 2016 A Bond, in whole or in part, on any date or from time to time prior to its maturity, at its option.

If the Redemption Date is before October 1, 2045, the Redemption Price for this Series 2016 A Bond will be equal to the greater of:

(i)                                     100% of the principal amount of the portion of this Series 2016 A Bond being redeemed; and

(ii)                                  the sum of the present values of the remaining principal and interest payments on the portion of this Series 2016 A Bond being redeemed that would be due if such portion of this Series 2016 A Bond matured on October 1, 2045 (excluding interest accrued and unpaid through the Redemption Date), discounted on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (i) the yield to maturity, determined on the third Business Day prior to the Redemption Date, of a U.S.  Treasury security having a life equal to the remaining average life (assuming, for this purpose, that the Series 2016 A Bonds matured on October 1, 2045) of the maturity of the portion of Series 2016 A Bonds being redeemed and trading in the secondary market at the price closest to par, and (ii) 30 basis points, plus in each case accrued and unpaid interest thereon to but excluding the Redemption Date.

If the Redemption Date is on or after October 1, 2045, the Redemption Price for this Series 2016 A Bond will be 100% of the principal amount of this Series 2016 A Bond being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date.

If there is no U.S. Treasury security having a life equal to the remaining average life (assuming, for this purpose, that the Series 2016 A Bonds matured on October 1, 2045) of the portion of this Series 2016 A Bond being redeemed, the discount rate will be calculated using a yield to maturity determined on a straight-line basis (rounding to the nearest calendar month, if necessary) from the average yield to maturity, determined on the third Business Day prior to the Redemption Date, of two U.S. Treasury securities having lives most closely corresponding to the remaining average life (assuming, for this purpose, that the Series 2016 A Bonds matured on October 1, 2045) of the portion of the Series 2016 A Bonds being redeemed and trading in the secondary market at the price closest to par.

If less than all of this Series 2016 A Bond is to be redeemed, the portion of this Series 2016 A Bond to be redeemed will be selected by the Trustee in any method it deems fair and appropriate, and the portion of this Series 2015 A Bond not so redeemed will be in integral multiples of $1,000.

The registered owner of this Series 2016 A Bond shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

All acts, conditions and things required by the Constitution and statutes of the State of Georgia, the governing rules and procedures of the Company and the Indenture to exist, to have happened and to have been performed precedent to and in the issuance of this Series 2016 A Bond, do exist, have happened and have been performed.

No covenant or agreement contained in this Series 2016 A Bond, the Indenture or the Seventy-Second Supplemental Indenture shall be deemed to be a covenant or agreement of any official, officer, agent or employee of the Company in his or her individual capacity, and no officer of the Company executing this Series 2016 A Bond shall be liable personally on this

Series 2016 A Bond or be subject to any personal liability or accountability by reason of the issuance of this Series 2016 A Bond.

This Series 2016 A Bond shall not be entitled to any benefit under the Indenture or be valid until this Series 2016 A Bond shall have been authenticated by the execution by the Trustee, or its successor as Trustee, of the Certificate of Authentication inscribed hereon.

IN WITNESS WHEREOF, the Company has caused this Series 2016 A Bond to be executed in its corporate name by its Executive Vice President and Chief Financial Officer and attested by its Secretary and its corporate seal to be hereunto affixed.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP
CORPORATION), an electric membership
corporation organized under the laws of the
State of Georgia

By:
Elizabeth B. Higgins
Executive Vice President and
Chief Financial Officer

(CORPORATE SEAL)

Attest:

Patricia N. Nash
Secretary

This is one of the Obligations of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Agent

Date of Authentication:

Schedule 1

RECORDING INFORMATION
FOR

                                COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Original Indenture

First Supplemental Indenture

Second Supplemental Indenture

Third Supplemental Indenture

Fourth Supplemental Indenture

Fifth Supplemental Indenture

Sixth Supplemental Indenture

Seventh Supplemental Indenture

Eighth Supplemental Indenture

Ninth Supplemental Indenture

Tenth Supplemental Indenture

Eleventh Supplemental Indenture

Twelfth Supplemental Indenture

Thirteenth Supplemental Indenture

Fourteenth Supplemental Indenture

Fifteenth Supplemental Indenture

Sixteenth Supplemental Indenture

Seventeenth Supplemental Indenture

Eighteenth Supplemental Indenture

Nineteenth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Twentieth Supplemental Indenture

Twenty-First Supplemental Indenture

Twenty-Second Supplemental Indenture

Twenty-Third Supplemental Indenture

Twenty-Fourth Supplemental Indenture

Twenty-Fifth Supplemental Indenture

Twenty-Sixth Supplemental Indenture

Twenty-Seventh Supplemental Indenture

Twenty-Eighth Supplemental Indenture

Twenty-Ninth Supplemental Indenture

Thirtieth Supplemental Indenture

Thirty-First Supplemental Indenture

Thirty-Second Supplemental Indenture

Thirty-Third Supplemental Indenture

Thirty-Fourth Supplemental Indenture

Thirty-Fifth Supplemental Indenture

Thirty-Sixth Supplemental Indenture

Thirty-Seventh Supplemental Indenture

Thirty-Eighth Supplemental Indenture

Thirty-Ninth Supplemental Indenture

Fortieth Supplemental Indenture

Forty-First Supplemental Indenture

Forty-Second Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Forty-Third Supplemental Indenture

Forty-Fourth Supplemental Indenture

Forty-Fifth Supplemental Indenture

Forty-Sixth Supplemental Indenture

Forty-Seventh Supplemental Indenture

Forty-Eighth Supplemental Indenture

Forty-Ninth Supplemental Indenture

Fiftieth Supplemental Indenture

Fifty-First Supplemental Indenture

Fifty-Second Supplemental Indenture

Fifty-Third Supplemental Indenture

Fifty-Fourth Supplemental Indenture

Fifty-Fifth Supplemental Indenture

Fifty-Sixth Supplemental Indenture

Fifty-Seventh Supplemental Indenture

Fifty-Eighth Supplemental Indenture

Fifty-Ninth Supplemental Indenture

Sixtieth Supplemental Indenture

Sixty-First Supplemental Indenture

Sixty-Second Supplemental Indenture

Sixty-Third Supplemental Indenture

Sixty-Fourth Supplemental Indenture

Sixty-Fifth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Sixty-Sixth Supplemental Indenture

Sixty-Seventh Supplemental Indenture

Sixty-Eighth Supplemental Indenture

Sixty-Ninth Supplemental Indenture

Seventieth Supplemental Indenture

Seventy-First Supplemental Indenture